Exhibit 4(c).13

Rules of the Westpac Banking Corporation Performance Plan

as adopted at a meeting of the Board of Directors on 30 April 2002 and subsequently amended by:

• the Board on 9 August 2002; and

• the Board Remuneration Committee on 28 October 2002 and 11 December 2002.

Allens Arthur Robinson
The Chifley Tower 2 Chifley Square Sydney NSW 2000 Australia Tel 61 2 9230 4000 Fax 61 2 9230 5333

© Copyright Allens Arthur Robinson 2002

Table of Contents

1.	Purpose

2.	Definitions and interpretations

3.	Interpretation

4.	Invitation to acquire Securities
	4.1	Issue
	4.2	Form
	4.3	Security price

5.	Application for Securities
	5.1	Application procedure
	5.2	Application in whole or in part

6.	Grant of Securities
	6.1	Creation of Securities
	6.2	Non-acceptance of Application

7.	Lapse of Securities
	7.1	Time of lapse
	7.2	Breach, fraud or dishonesty
	7.3	Rights following lapse

8.	Exercise of Securities
	8.1	Vested Securities
	8.2	Exercise Period
	8.3	Exercise of Securities in part
	8.4	Exercise procedure

9.	Performance Hurdles and Vested Securities
	9.1	Performance criteria
	9.2	Performance Hurdles
	9.3	Determination of number of Vested Securities
	9.4	Performance Election Rights
	9.5	Rounding of fractions

10.	Allocation of Shares
	10.1	Allotment of Shares
	10.2	Purchase of Shares

11.	Change in Control

12.	Capital Event

13.	New issues

14.	Securities not transferable

15.	Security Interest

16.	Ranking and listing

17.	Issue limitations

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18.	No interest in Shares until exercise

19.	Commencement and termination
	19.1	Commencement
	19.2	Termination and Suspension

20.	Administration of the Plan

21.	Amendment of the Plan
	21.1	By the Board
	21.2	Listing Rules

22.	Law, Listing Rules and the Constitution

23.	Rights of Participants

24.	General
	24.1	Advice
	24.2	Costs and Expenses
	24.3	Dispute
	24.4	Notices
	24.5	Error Correction
	24.6	Governing Law

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WESTPAC BANKING CORPORATION (ABN 33 007 457 141)

PERFORMANCE PLAN

RULES

1.                                     Purpose

The Westpac Banking Corporation Performance Plan has been established as an initiative for creating a stronger link between employee performance and reward and increasing shareholder value by enabling Participants to have a greater involvement with, and share in the future growth and profitability of the Bank.

2.                                     Definitions and interpretations

In this document the following terms have the following meanings:

Application means an application on an Application Form by an Eligible Employee to acquire Securities under the Plan.

Application Form means the application form in such form as the Board may approve from time to time.

ASIC means the Australian Securities and Investments Commission.

ASIC Act means the Australian Securities and Investments Commission Act 2001 (Cth).

ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

Award means, in relation to a Participant, the number of Securities created in favour of that Participant pursuant to clause 6, having the same Issue Date and, if those Securities are Performance Securities, the same Performance Period, and, if those Securities consist of both Options and Share Rights, the creation of those Options and those Share Rights shall each be taken to be separate awards.

Bank means Westpac Banking Corporation (ABN 33 007 457 141) or any company that becomes a holding company of Westpac Banking Corporation.

Board means the board of directors of the Bank from time to time.

Business Day means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Sydney are authorised or required by law to be closed.

Capital Event means any of the following:

(a)                                  any event affecting the number or type of securities on issue in the capital of the Bank, including a subdivision, consolidation, reduction, redemption or further issue of securities whether by way of rights issue, bonus issue or otherwise; and

(b)                                 any other event which the Board in its discretion reasonably considers should be a Capital Event.

Change in Control occurs when a person’s voting power is more than (or will become more than) 35% in relation to the Bank (excluding any voting power held by virtue of acceptances under an off-market bid unless or until the bid is or becomes unconditional).

Class Order means an instrument made by ASIC that exempts each person in a class of persons from the Corporations Act, the ASIC Act or any part of either or both, or that modifies the application of the Corporations Act, the ASIC Act or any part of either or both in particular circumstances.

Condition means, in respect of any Security, one or more conditions (if any) determined by the Board in its absolute discretion to apply to that Security including, without limitation, Performance Hurdles, First Exercise Date and Last Exercise Date, as specified in an Invitation made to the relevant Eligible Employee under clause 4.

Conditionally Vested Securities means, the number of Performance Securities that would become Vested Securities if the only Condition to be satisfied on the Test Date is the Performance Hurdles applicable to those Performance Securities.

Constitution means the Bank’s constitution as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Determination Date means the Trading Day immediately preceding the date of an Invitation.

Dual Listed Company Structure means an arrangement whereby, among other things, two corporations have a unified management structure, but where each of the two corporations retains its separate legal identity and existing stock exchange listing.

Eligible Employee means an Employee whom the Board determines is to receive an Invitation under the Plan.  The Board may also determine at any time that an Employee who is located in a jurisdiction where it is, in the opinion of the Board, not reasonably practicable to invite participation in the Plan, is not an Eligible Employee and that, until the Board determines otherwise, such Employee shall not receive an Invitation under the Plan.

Employee means any person who is in full-time or part-time employment of a Group Company.

Exercisable Security means an Unvested Security which becomes a Vested Security pursuant to a determination made under clause 9.3(b)(iv), such determination to be made on the basis that the Test Date applicable to that Security:

(a)                                will be the Quarterly TSR Test Date immediately preceding the Last Employment Date of the Participant holding that Security; or

(b)                               if no Quarterly TSR Test Date has occurred since the Issue Date of that Security, will be taken to be the Last Employment Date of that Participant.

Exercise Price means the amount payable per Share, if any, on the exercise of a Vested Security or an Exercisable Security calculated as follows:

(a)                                  the Market Price; or

(b)                                 any other amount (which may be nil) specified by the Board in the Invitation,

in each case making appropriate adjustment, if any, in respect of Capital Events in accordance with clause 12.

First Exercise Date means the earliest date that a Participant may give Notice of Exercise under clause 8.2(a), such date to be determined by the Board in its absolute discretion and, once determined, specified in that Participant’s Invitation.

First Test Date means, in respect of a Peformance Security having a Performance Period of:

(a)                                  4 years, the second anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4); or

(b)                                 5 years, the third anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4,

of the commencement date of that Performance Period.

First Test Date Notice means the written notification provided to a Participant under clause 9.3(c) in respect of the Board’s determination made as of the First Test Date.

Group Company means the Bank and any of its subsidiaries.

Invitation means an invitation to apply to acquire either Options, Share Rights or both under the Plan, subject always to compliance with any Law.

Issue Date means the date on which a Security is created under clause 6.1 by being inscribed on the Register.

Last Employment Date means, with respect to a particular Participant, the date on which:

(a)                                that Participant ceases to be an Employee for whatever reason; or

(b)                               that Participant’s employer (being a company other than the Bank) ceases to be a Group Company.

Last Exercise Date means the day ending at 5.00 pm Sydney time on the date 10 years after the Issue Date or such other earlier date as is determined by the Board and specified in an Invitation to an Eligible Employee.

Law means the applicable law of the jurisdiction in which an Eligible Employee is located at the time of receipt of an Invitation.

Listing Rules means the listing rules of the ASX as amended from time to time.

Market Price means the weighted average market price per Share of all Shares traded on the ASX during the one week period up to and including the Determination Date.  The Board may exercise a discretion to include or exclude particular transactions from this calculation (e.g. “specials”) as it thinks fit.  If no Shares are traded on the ASX during that one week period, the price as determined by the Board.

Maximum TSR Ranking means the TSR Ranking equal to 75% or such other percentage as determined by the Board at the time of determination of the Performance Hurdles applicable to the relevant Securities.

Minimum Parcel means the minimum number of Shares determined by the Board from time to time, which need not be the same number for all purposes of the Plan.

Minimum TSR Ranking means the TSR Ranking equal to 50% or such other percentage as determined by the Board at the time of determination of the Performance Hurdles applicable to the relevant Securities.

Notice of Exercise means a duly completed notice of exercise of a Vested Security or an Exercisable Security signed by the Participant, in a form approved by the Board from time to time, and lodged in accordance with clause 8.4.

Option means a right to subscribe for one Share under the Plan, or such number of Shares as determined under clause 12, for monetary consideration exceeding $1.00 per Share.

Participant means:

(a)                                  an Eligible Employee who returns a duly completed Application Form in accordance with clause 5.1(a);

(b)                                 the legal personal representative of that Eligible Employee where that legal personal representative’s name has been entered on the Register as the holder of the Securities; or

(c)                                  if, because of the Bankruptcy Act 1966 (Cth) or equivalent legislation in any other jurisdiction, Securities (or the rights under those Securities) held under the Plan that form part of the property of an Eligible Employee, vest in the trustee of that Eligible Employee’s estate, that trustee, whether or not the name of that trustee has been entered in the Register.

Peer Group means the 100 bodies corporate comprised in the S&P/ASX 200 Index (excluding the Bank, all entities in the property trusts sector of that Index and such other entity or entities as the Board may from time to time determine) at the commencement of a Performance Period, having the highest market capitalisation at that time and ranked in descending order, from highest to lowest, according to their market capitalisation.

Performance Hurdles means performance criteria as set out or referred to in the relevant Invitation, being the criteria set out in clause 9.2 and clause 9.3 unless the Board determines alternative, additional or modified performance criteria under clause 9.1.

Performance Option means an Option that at the time of grant was subject to Performance Hurdles.

Performance Period means, in respect of any Performance Security, the period commencing and ending on dates as determined by the Board for the purposes of determining the extent (if any) to which the Performance Hurdles have been satisfied.

Performance Security means a Performance Option or a Performance Share Right.

Performance Share Right means a Share Right that at the time of grant was subject to Performance Hurdles.

Plan means the Westpac Banking Corporation Performance Plan.

Quarterly TSR Test Date means, in respect of any Performance Security, the last Business Day of each March, June, September and December during the Performance Period applicable to that Performance Security.

Register means the register created and maintained by or on behalf of the Bank under and in accordance with section 170 of the Corporations Act.

Retirement means the voluntary cessation of employment of a Participant with a Group Company solely by reason of that Participant having notified that Group Company of his or her intention to permanently leave the workforce.

Rules means the rules of the Plan as set out in this document.

Satisfaction Date means the date that is specified in an Invitation to an Eligible Employee as the last possible date on which Conditions must be and remain satisfied.

Second Test Date means, in respect of a Performance Security having a Performance Period of:

(a)                                  4 years, the third anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4); or

(b)                                 5 years, the fourth anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4),

of the commencement date of that Performance Period.

Second Test Date Notice means the written notification provided to a Participant under clause 9.3(c) in respect of the Board’s determination made as of the Second Test Date.

Security means an Option or a Share Right.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Share Right means, the right to subscribe for or acquire one Share, or such other number of Shares as determined under clause 12, for either nil or monetary consideration not exceeding $1.00 per Share or such other amount as determined by the Board from time to time.

Shares means fully paid ordinary shares in the capital of the Bank.

Tax includes any tax, levy, impost, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or both, as the context requires.

Test Date means, in respect of each Performance Period, each of:

(a)                                the First Test Date;

(b)                               the Second Test Date;

(c)                                the Third Test Date; and

(d)                               in any case where a determination of the Board is required under:

(i)                                   clause 8.2(d)(iv) or clause 8.2(e)(ii), the date (being either a Quarterly TSR Test Date or the Last Employment Date of the relevant Participant); or

(ii)                                clause 11, the date (being either a Quarterly TSR Test Date, a Test Date or the Notice Date),

on or as at which such a determination is required to be made.

Third Test Date means, in respect of a Performance Security having a Performance Period of:

(a)                                  4 years, the fourth anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4; or

(b)                                 5 years, the fifth anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4), of the commencement date of that Performance Period.

Third Test Date Notice means the written notification provided to a Participant under clause 9.3(c) in respect of the Board’s determination made as of the Third Test Date.

Total and Permanent Disablement, in relation to a Participant, means that that Participant has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Participant unlikely ever to engage in any occupation with the Bank or any other Group Company for which he or she is reasonably qualified by education, training or experience.

Total Exercise Price means the number of Vested Securities or Exercisable Securities to be exercised in a particular case multiplied by the Exercise Price.

Trading Day means a day on which Shares are traded on the ASX.

TSR means, in respect of a body corporate, the total shareholder return (including dividends) of the body corporate being the amount calculated on a basis, rounded to not less than 3 decimal places, to be determined from time to time by the Board.

TSR Ranking means the percentage ranking of the Bank and each body corporate comprising the TSR Ranking Group, ranked in descending order, from highest to lowest, according to their respective TSRs.

TSR Ranking Group means, on any Test Date, the first 50 bodies corporate of the Peer Group that remain listed on the ASX and which have published sufficient data to enable their respective TSRs to be determined for the purposes of this Plan.

Unhurdled Security means an Option that is not a Performance Option or a Share Right that is not a Performance Share Right.

Unvested Security means an Option or a Share Right that is neither a Vested Security nor a Security that has lapsed under clause 7.

Vested Security has the meaning given in clause 8.1.

Vesting Date means, unless an Invitation to an Eligible Employee specifies otherwise, in respect of each Performance Period, the first to occur:

(a)                               the date on which a Participant makes an election under clause 9.4(a);

(b)                              the Third Test Date; and

(c)                                 the Test Date on which the Board is required to make a determination under clause 8.2(d)(iv), clause 8.2(e)(ii) or clause 11.

3.                                     Interpretation

In this document unless the contrary intention appears:

(a)                               a gender includes all genders;

(b)                              the singular includes the plural and vice versa;

(c)                               a reference to any legislation or to a provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it;

(d)                              headings are for convenience only and do not affect the interpretation of these Rules;

(e)                               reference to a clause or paragraph is a reference to a clause or paragraph of these Rules, or the corresponding Rule or Rules of this Plan as amended from time to time;

(f)                                 where any word or phrase is given a definite meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)                              where the time for doing any act, matter or thing under these Rules falls on a day which is not a Business Day, it shall be done on the next succeeding Business Day; and

(h)                              terms which are defined in the Corporations Act bear the same meaning when used in this document.

4.                                     Invitation to acquire Securities

4.1                            Issue

In its absolute discretion and subject to these Rules, the Board may from time to time issue or cause to be issued Invitations on behalf of the Bank to Eligible Employees in respect of that number or value of Securities as the Board in its discretion determines.  In determining the number or value of Securities to be the subject of individual Invitations, the Board may determine that those Invitations be made on a differential basis to Eligible Employees, different classes of Eligible Employees or to Eligible Employees within the same class, as the case may be.

4.2                            Form

An Invitation may take any form determined by the Board from time to time and will:

(a)                                specify or include the following information:

(i)                                  the date of the Invitation;

(ii)                               the name of the Eligible Employee to whom the Invitation is made;

(iii)                            the maximum number or value of Options, Share Rights or both in respect of which the Eligible Employee is being invited to apply;

(iv)                           the First Exercise Date of the Securities;

(v)                              the Last Exercise Date of the Securities;

(vi)                           the Exercise Price;

(vii)                           the time period in which an Application shall be made; and

(viii)                        any other material terms and conditions required by any Law and any relevant Class Order and any other terms and conditions applicable to the Invitation including the requirement that the Eligible Employee must continue and remain an Eligible Employee on the date that the Securities are to be granted in accordance with clause 6.1, and where Conditions (such as Performance Hurdles to be satisfied) have been determined to apply by the Board, details of those Conditions and any Satisfaction Date; and

(b)                              be issued with an Application Form and such explanatory or other material in respect of the Plan as the Board considers appropriate, or as is required by Law and any relevant Class Order.

4.3                            Security price

Securities granted by the Bank under the Plan will be granted free of charge to Participants, unless otherwise determined by the Board.

5.                                     Application for Securities

5.1                            Application procedure

(a)                               An Eligible Employee who receives an Invitation may only make an Application by returning the duly completed Application Form within the time period and as otherwise specified in the Invitation.

(b)                              If, on returning the duly completed Application Form in accordance with paragraph (a) of this clause 5.1, the Eligible Employee’s employment or appointment with a Group Company has not ceased, he or she:

(i)                                 becomes a Participant;

(ii)                              irrevocably offers to acquire Securities under the Plan in accordance with the terms of the Invitation; and

(iii)                           agrees to be bound by the terms of the Invitation and by these Rules or any modification of these Rules for the purposes of clause 9.1(b) as set out in any relevant schedule to these Rules.

5.2                            Application in whole or in part

An Eligible Employee who receives an Invitation may make an Application in respect of all or part of the maximum number of Options, Share Rights or both specified in the Invitation.  If an Application is made for only part of the Options or Share Rights, then the Eligible Employee may only do so in respect of that number of Options or Share Rights which, if exercised, would result in the Eligible Employee acquiring a number of Shares that is not less than the Minimum Parcel.  No further Application may be made in respect of that Invitation.

6.                                     Grant of Securities

6.1                            Creation of Securities

(a)                               Securities granted under the Plan shall be created, and a Participant’s title to those Securities will, subject to clause 24.5, conclusively be evidenced for all purposes of the Plan by being inscribed on the Register.  No certificate or other evidence of title to a Security will be issued unless required under any applicable law or the Board in its sole discretion determines otherwise.

(b)                              Within 28 days after the end of the period for making an Application, as specified in the Invitation, and except as provided in clause 6.2, the Board will, in respect of each Eligible Employee who has become a Participant in accordance with clause 5.1(b):

(i)                                 inscribe or cause to be inscribed in the Register the name of that Participant and the number of Securities (with separate entries being made for Options and Share Rights) applied for by that Participant; and

(ii)                              notify that Participant of the Issue Date and that the Securities have been so inscribed.

6.2                            Non-acceptance of Application

(a)                               In the event that the Board does not grant Securities in favour of any Participant under clause 6.1(a), the Board shall:

(i)                                 provide notification to that Participant that it does not wish to accept that Participant’s Application;

(ii)                              refund the moneys (if any) provided by that Participant as consideration to apply for Securities under the Plan; and

(iii)                           undertake any other action as it sees fit.

(b)                               If paragraph (a) of this clause 6.2 applies to a Participant, the Invitation to that Participant, and the Application by that Participant in relation to that Invitation, shall be deemed never to have been made.

7.                                     Lapse of Securities

7.1                            Time of lapse

A Security lapses, to the extent it has not been exercised, on the earlier to occur of:

(a)                               the date of lapse under clause 7.2, clause 9.4(a) or clause 11;

(b)                              the last day of any period specified in clauses 8.2(b) to 8.2(f) (inclusive) in which a Participant may exercise a Security;

(c)                               where Conditions have not been satisfied and remain unsatisfied on the Satisfaction Date, the Satisfaction Date; and

(d)                              the Last Exercise Date.

7.2                            Breach, fraud or dishonesty

If in the reasonable opinion of the Board a Participant acts fraudulently or dishonestly or is in material breach of his or her obligations to the Bank or any other Group Company then the Board may in its absolute discretion determine that any Unvested Securities of the Participant have lapsed and the Board’s decision will be final and binding.

7.3                            Rights following lapse

Upon the lapse of a Security, all rights of the Participant in respect of that Security cease.

8.                                     Exercise of Securities

8.1                            Vested Securities

(a)                               A Security granted to a Participant that is a Performance Security will become a Vested Security on a Vesting Date only if all Conditions (including any Performance Hurdles) applicable to that Security have been satisfied on or before that Vesting Date unless, prior to that date, that Security has lapsed under clause 7.

(b)                              A Security granted to a Participant that is not a Performance Security becomes a Vested Security on the Satisfaction Date if all Conditions have been satisfied or waived by the Board in its absolute discretion unless, prior to that date, that Security has lapsed under clause 7.

8.2                            Exercise Period

(a)                               Except as provided in clauses 8.2(b) to 8.2(f) (inclusive), a Security that is a Vested Security may only be exercised during the period commencing on the First Exercise Date and ending on the Last Exercise Date.  Except as provided in clauses 8.2(b) to 8.2(f) (inclusive) or clause 11, an Unvested Security may not be exercised.  Notwithstanding any provision in this clause 8, no Security may be exercised after the Last Exercise Date.

(b)                              Death or Total and Permanent Disablement

If a Participant ceases to be an Employee as a result of his or her death or Total and Permanent Disablement, that Participant may, at any time prior to the first to occur of the Last Exercise Date and the first anniversary of the Last Employment Date, exercise:

(i)                                  in the case of Performance Securities and where that Participant’s Last Employment Date occurs on or after the Vesting Date, only those Securities (if any) that are Vested Securities at the Last Employment Date, with all Unvested Securities lapsing on that Participant’s Last Employment Date; or

(ii)                               in any other case, all Securities (whether or not they are Unvested Securities).

(c)                                Resignation

If a Participant ceases to be an Employee as a result of his or her resignation, that Participant may, at any time prior to the first to occur of the Last Exercise Date and the date that is 3 months after the Last Employment Date, exercise only those Securities that are Vested Securities at the Last Employment Date.  All Unvested Securities will lapse on the Last Employment Date.

(d)                               Retrenchment or cessation of Participant’s employer as a Group Company

If:

(i)                                  a Participant ceases to be an Employee as a result of the retrenchment of that Participant; or

(ii)                               that Participant’s employer (being a company other than the Bank) ceases to be a Group Company,

that Participant may, at any time prior to the first to occur of the Last Exercise Date and the first anniversary of the Last Employment Date, exercise:

(iii)                             in the case of Performance Securities and where that Participant’s Last Employment Date occurs on or after the Vesting Date, only those Securities (if any) that are Vested Securities at the Last Employment Date, with all Unvested Securities lapsing on that Participant’s Last Employment Date; or

(iv)                            in the case of Performance Securities and where that Participant’s Last Employment Date occurs prior to the Vesting Date, only that number of Unvested Securities (if any) that have become Vested Securities, pursuant to a determination made under clause 9.3(b)(iii), with all other Unvested Securities lapsing on that Participant’s Last Employment Date; or

(v)                               in the case of Unhurdled Securities and where that Participant’s Last Employment Date occurs:

(A)                            on or after the First Exercise Date of those Securities, all Vested Securities; or

(B)                              prior to the First Exercise Date of those Securities, only that number of Securities calculated in accordance with the following formula:

X = A x B

C

where:

X is the number of Securities that will be exercisable;

A is the number of Securities comprised in an Award;

B is the number of days from and excluding the Issue Date up to and including the Last Employment Date; and

C is the number of days from and excluding the Issue Date up to and including the First Exercise Date,

with all other Securities lapsing on that Participant’s Last Employment Date.

(e)                                Retirement

If a Participant ceases to be an Employee as a result of the Retirement of that Participant, that Participant may, at any time prior to the first to occur of the Last Exercise Date and the first anniversary of the Last Employment Date, exercise:

(i)                                   in the case of Performance Securities and where that Participant’s Last Employment Date occurs on or after the Vesting Date, only those Securities (if any) that are Vested Securities at the Last Employment Date, with all Unvested Securities lapsing on that Participant’s Last Employment Date;

(ii)                                in the case of Performance Securities and where that Participant’s Last Employment Date occurs prior to the Vesting Date, only that number of Unvested Securities (if any) that become Exercisable Securities, pursuant to a determination made under clause 9.3(b)(iv), with all other Unvested Securities lapsing on that Participant’s Last Employment Date; or

(iii)                             in any other case, all Securities (whether or not they are Unvested Securities).

(f)                                  Other circumstances

If a Participant ceases to be an Employee for any reason other than those set out in clauses 8.2(b) to 8.2(e), all of the Participant’s Securities (whether they are Vested Securities that have not been exercised or Unvested Securities) shall lapse on the Last Employment Date.

8.3                            Exercise of Securities in part

If a Participant elects to exercise part of his or her Securities comprised in an Award, the Notice of Exercise must be in respect of:

(a)                                that number of Shares which is not less than the Minimum Parcel;

(b)                               multiples of a Minimum Parcel;  and

(c)                                that number of Shares which will not leave any unexercised Securities comprised in that Award to that Participant totalling less than a Minimum Parcel.

8.4                            Exercise procedure

A Participant may exercise any of his or her Securities by lodging a Notice of Exercise and a cheque payable to the Bank for the Total Exercise Price (if any) applicable to those Securities, or by such other means of payment as may be approved by the Board, at the head office of the Bank for the time being or other place nominated by the Board for this purpose.

9.                                     Performance Hurdles and Vested Securities

9.1                            Performance criteria

(a)                               The performance criteria applicable to any Performance Securities shall be as specified in clause 9.2 and clause 9.3 unless the Board determines otherwise.

(b)                              If the Board determines that alternative, additional or modified performance criteria are to apply to any Performance Security in lieu of the performance criteria specified in clause 9.2 and clause 9.3, the Board shall as part of that determination approve a schedule, to be attached to and form part of these Rules, which contains replacement clauses setting out those alternative, additional or modified performance criteria (including any modification, if necessary, to cross referencing within these Rules) applicable to that Performance Security.

9.2                            Performance Hurdles

Subject to clause 9.1, the Performance Hurdles applicable to any Performance Period relating to any Performance Security comprised in an Award shall be as follows:

(a)                                where as at any Test Date, the TSR Ranking of the Bank is less than the Minimum TSR Ranking, the number of Securities that shall become Vested Securities as at that Test Date shall be zero;

(b)                               where as at any Test Date, the TSR Ranking of the Bank is equal to the Minimum TSR Ranking, the number of Securities that shall become Conditionally Vested Securities as at that Test Date is the number equal to 50% of the total number of Securities comprised in that Award;

(c)                               where as at any Test Date, the TSR Ranking of the Bank is equal to or greater than the Maximum TSR Ranking, the number of Securities that shall become Conditionally Vested Securities as at that Test Date is the number equal to 100% of the total number of Securities comprised in that Award; and

(d)                              where as at any Test Date, the TSR Ranking of the Bank is greater than the Minimum TSR Ranking and less than the Maximum TSR Ranking, the number of Securities that shall become Conditionally Vested Securities as at that Test Date increases on a straight line basis from 50% to 100% of the total number of Securities comprised in that Award.

9.3                            Determination of number of Vested Securities

(a)                                As soon as practicable after each Test Date applicable to any Performance Period, the Board shall determine:

(i)                                 the TSR Ranking Group; and

(ii)                              the TSR Ranking of the Bank and of each body corporate comprising the TSR Ranking Group, as at that Test Date.

(b)                              As soon as practicable after each Test Date applicable to any Performance Period, the Board shall determine in respect of each Participant as at that Test Date:

(i)                                 whether, and to what extent, the Performance Hurdles and all other Conditions (if any) applicable to that Performance Period up to that Test Date have been satisfied;

(ii)                              the number of Conditionally Vested Securities (if any) that will, subject to clause 9.4(a), become Vested Securities;

(iii)                           in the case of a determination made for the purposes of clause 8.2(d)(iv), the number of Unvested Securities (if any) that have become Vested Securities, calculated in accordance with the following formula:

A = W x	[50 + 2 (X – 50)]	x	Y
	100		Z

where:

A is the number of Unvested Securities that will become Vested Securities.  If the Bank’s TSR Ranking as at the Test Date is less than 50%, A shall be taken to be nil;

W is the number of Securities comprised in an Award;

X is the Bank’s TSR Ranking determined on or as at:

(i)                                    the most recent of a Quarterly TSR Test Date and a Test Date to have occurred immediately preceding the Last Employment Date of the relevant Participant; or

(ii)                                  if no Quarterly TSR Test Date or Test Date has occurred since the Issue Date of that Participant’s Securities, the Last Employment Date of that Participant,

PROVIDED THAT if the Bank’s TSR Ranking so determined is greater than 75%, X shall for the purposes of this calculation be taken to be 75% (in each case X will be expressed as a whole number);

Y is, but only if that Participant’s Last Employment Date occurs before the First Test Date, the number of days from and excluding the date (Start Date) on which the relevant Performance Period commenced up to and including the Last Employment Date; and

Z is, but only if that Participant’s Last Employment Date occurs before the First Test Date, the number of days from and excluding the Start Date up to and including the First Test Date.

(iv)                            in the case of a determination made for the purposes of clause 8.2(e)(ii), the number of Unvested Securities (if any) that have become Exercisable Securities;

(v)                               whether any Capital Event has occurred during the Performance Period up to that Vesting Date;

(vi)                            the Exercise Price (if any);

(vii)                         in the case of the First Test Date and the Second Test Date of that Performance Period, the number of Conditionally Vested Securities that will become Unvested Securities and which will lapse if, under clause 9.4(a), that Participant accepts the Board’s determination; and

(viii)        in the case of the Third Test Date of that Performance Period, the number of Unvested Securities that will automatically lapse on that day.

The Board shall be required to make a determination on each of the Second Test Date and the Third Test Date, as the case may be, only if, in relation to the First Test Date Notice or the Second Test Date Notice, as the case may be, a Participant has elected not to accept the Board’s determination made under this paragraph (b) on the First Test Date or the Second Test Date, as the case may be.

(c)                                Following each determination made by the Board under clause 9.3(b), the Board shall provide a written notification to each Participant:

(i)                                    as to whether or not the Performance Hurdles and other Conditions (if applicable) have been met;

(ii)                                the number of Conditionally Vested Securities (if any) that will become Vested Securities and which that Participant will, if, under clause 9.4(a), that Participant accepts the Board’s determination, be entitled to exercise;

(iii)                             in the case of determinations made under clause 9.3(b)(iii) and (iv), the number of Unvested Securities (if any) that have become Vested Securities or, as the case may be, Exercisable Securities;

(iv)                            whether a Capital Event has occurred;

(v)                             the Exercise Price; and

(vi)                          in the case of a determination made under clause 9.3(b)(ii), on the First Test Date and the Second Test Date, of that Participant’s rights under clause 9.4, if applicable.

9.4                            Performance Election Rights

Within 60 days of the date of the First Test Date Notice or the Second Test Date Notice, as the case may be, a Participant may by notice in writing elect:

(a)                               to accept the determination made by the Board under clause 9.3(b), in which case that determination becomes immediately and irrevocably binding and all Unvested Securities the subject of that determination shall immediately lapse; or

(b)                              not to accept that determination, in which case that election becomes immediately and irrevocably binding and the Board’s determination will be of no effect in relation to that Participant and no Unvested Securities held by that Participant, the subject of that determination, will become Vested Securities or lapse as a result of that determination.

If, by the end of that 60 day period, that Participant has not made an election under paragraph (a) or paragraph (b) of this clause 9.4, that Participant will be taken to have made an election under paragraph (b) of this clause 9.4.

9.5                            Rounding of fractions

If any determination made under clause 9.2 or clause 9.3, results in there being a fraction of a Vested Security, the aggregate number of Vested Securities shall be rounded, as follows:

(a)                                  upwards to the nearest whole number, if the fraction is a value of 0.5 or more; and

(b)                                 downwards to the nearest whole number, if the fraction is a value less than 0.5.

10.                               Allocation of Shares

10.1                        Allotment of Shares

Subject to clause 10.2, the Bank must within 28 days after receipt of a Notice of Exercise and the Total Exercise Price (if any) in respect of Securities, allot and issue to the Participant that number of Shares nominated by the Participant in the Notice of Exercise under these Rules.

10.2                        Purchase of Shares

(a)                               The Bank may, at the Board’s discretion, determine to apply the Total Exercise Price together with, to the extent permitted by Law, moneys provided by the Bank, in purchasing Shares instead of making an allotment and issue of Shares for the purpose of the Notice of Exercise.  The relevant Shares will be purchased in the name of the Participant within 28 days after receipt of the Notice of Exercise and Total Exercise Price (if any).

(b)                              If the Board so determines, the Board shall at the time of that determination appoint an entity that is unrelated to any Group Company (Entity) for the sole purpose of purchasing the relevant number of Shares and, for that purpose, the Bank shall pay or cause to be paid to that Entity an amount equal to the costs and expenses of the acquisition of those Shares.

(c)                               The Entity so appointed shall acquire the number of Shares as directed by the Board and immediately allocate and cause those Shares to immediately be registered in the name of the relevant Participant, as directed by the Board.

(d)                              In acquiring those Shares, but not otherwise, the Entity acts as trustee for the relevant Participant until such time as those Shares have been acquired, allocated and registered in the name of that Participant.  All other fiduciary obligations and duties of that Entity to that Participant that might otherwise be implied or imposed by law or equity are expressly excluded to the extent permitted by law, including without limitation any such obligation or duty arising under any statute.

(e)                               The Entity is not an agent or trustee for the Bank or, except as provided by paragraph (d) of this clause 10.2, any Participant.

11.                               Change in Control

(a)                               Where there is publicly announced any proposal (whether by takeover bid, scheme of arrangement or otherwise but excluding a proposal for a Dual Listed Company Structure) in relation to the Bank which the Board reasonably believes may lead to a Change in Control, the Board shall, notwithstanding any other provisions of these Rules or the Securities held by each Participant, promptly notify (the date of such notice being the Notice Date) each Participant in writing that he or she may, within a period specified in the notice (which period must be not less than 14 days from the Notice Date) (the Change in Control Notice Period), exercise:

(i)                                 in the case of Unvested Securities comprised in an Award that are Unhurdled Securities, and where the Notice Date is prior to the Satisfaction Date of those Securities, only that number of Securities (if any) calculated in accordance with the following formula:

X = A x B

C

where:

X is the number of Securities that will be exercisable by the Participant;

A is the number of Unvested Securities comprised in an Award and held by the Participant on the Notice Date;

B is the number of days from and excluding the Issue Date of those Unvested Securities up to and including the Notice Date; and

C is the number of days from and excluding that Issue Date of those Unvested Securities up to and including the Satisfaction Date.

(ii)                              in the case of Unhurdled Securities comprised in an Award and where the Notice Date is on or after the Satisfaction Date, only those Securities (if any) that are Vested Securities held by the Participant on the Notice Date;

(iii)                           in the case of Performance Securities comprised in an Award and where the Notice Date is on or after the Satisfaction Date, only those Securities (if any) that are Vested Securities held by the Participant at the Notice Date; and

(iv)                          in the case of Performance Securities comprised in an Award and where the Notice Date is prior to the Satisfaction Date, only that number of Securities (if any) calculated in accordance with the following formula:

A = W x	[50 + 2 (X – 50)]	x	Y
	100		Z

where:

A is the number of Unvested Securities that will become Vested Securities.  If the Bank’s TSR Ranking as at the Test Date is less than 50%, A shall be taken to be nil;

W is the number of Securities comprised in an Award;

X is the Bank’s TSR Ranking determined on or as at:

(i)                                    the most recent of a Quarterly TSR Test Date and a Test Date to have occurred immediately preceding the Notice Date; or

(ii)                                 if no Quarterly TSR Test Date or Test Date has occurred since the Issue Date of that Participant’s Securities, the Notice Date,

PROVIDED THAT if the Bank’s TSR Ranking so determined is greater than 75%, X shall for the purposes of this calculation be taken to be 75% (in each case X will be expressed as a whole number);

Y is, but only if the Notice Date occurs before the First Test Date, the number of days from and excluding the date (Start Date) on which the Performance Period commenced up to and including the Notice Date; and

Z is, but only if the Notice Date occurs before the First Test Date, the number of days from and excluding the Start Date up to and including the First Test Date.

(b)                               All Securities held by the Participant which:

(i)                                 are not the subject of notice under paragraphs (a)(i), (a)(ii), (a)(iii) or (a)(iv); or

(ii)                              are the subject of a notice under paragraphs (a)(i), (a)(ii), (a)(iii) or (a)(iv) and have not been exercised by the Participant by the end of the Change of Control Notice Period,

shall lapse.

12.                               Capital Event

(a)                               If a Capital Event occurs before the lodgment of a Notice of Exercise, the Board shall determine in respect of each Security:

(i)                                  the number of underlying Shares; and

(ii)                               the Exercise Price,

by taking into account the Capital Event in a manner which is fair and equitable to the Participants and which is consistent with the relevant provisions of the Listing Rules. Securities shall be reconstructed in a manner which will not result in any additional benefits being conferred on Participants which are not conferred on persons holding Shares or vice versa.

(b)                              The Board may inform each Participant of these decisions or shall otherwise inform each Participant on request.

13.                               New issues

A Security does not confer on a Participant the right to participate in new issues of Shares by the Bank, including by way of bonus issue, rights issue or otherwise.

14.                               Securities not transferable

Securities may not be transferred, assigned or novated without the approval of the Board, except that a legal personal representative of a Participant who has died or whose estate is liable to be dealt with under laws relating to mental health or bankruptcy will be entitled to be registered as the holder of those Securities after the production to the Board of such documents or other evidence as the Board may reasonably require to establish that entitlement.

15.                               Security Interest

Participants shall not grant any Security Interest in or over or otherwise dispose of or deal with any Securities or any interest therein, and any such Security Interest or disposal or dealing will not be recognised in any manner by the Bank.

16.                               Ranking and listing

(a)                               Shares allotted as a consequence of the exercise of Securities will, from the date of allotment, rank equally with all other issued Shares.

(b)                              The Bank will apply for official quotation of those Shares on each stock exchange on which Shares are quoted in accordance with the Listing Rules.

(c)                               The Securities will not be listed for quotation on any stock exchange.

17.                               Issue limitations

(a)                               The total number of unissued Shares, the subject of Securities, which may be offered at any time to Eligible Employees under the Plan shall not exceed the maximum permitted under any Class Order providing relief from the prospectus regime of the Corporations Act to ensure compliance with such Class Order.

(b)                              Securities may not be granted under the Plan to an Eligible Employee to the extent that if all of the Securities granted would be immediately exerciseable from the Issue Date and are exercised on the Issue Date, the Eligible Employee would, on the Issue Date:

(i)                                  hold a legal or beneficial interest in more than five percent (5%) of the Shares; or

(ii)                              be in a position to cast, or control the casting of, more than five percent (5%) of the maximum number of votes that might be cast at a general meeting of the Bank.

18.                               No interest in Shares until exercise

A Participant has no interest in any Share unless and until the related Security is exercised and Shares are either allotted and issued to, or purchased in the name of, that Participant as a result of that exercise.

19.                               Commencement and termination

19.1                        Commencement

The Plan takes effect from the date of resolution by the Board adopting the Plan or as such later date as may be specified by the Board in that resolution.

19.2                        Termination and Suspension

The Board may terminate or suspend the operation of the Plan at any time by resolution of the Board.  For the avoidance of doubt, any termination of the Plan pursuant to this clause will not affect any Securities that are outstanding.

20.                               Administration of the Plan

(a)                               The Plan shall be administered by the Board which shall have power to delegate to any one or more persons (including, but not restricted to, a committee of the Board) for such period and on such conditions as the Board may determine the exercise of its powers or discretions arising under the Plan.

(b)                              The Board may at any time and from time to time:

(i)                                 give directions to any person or persons appointed under paragraph (a) of this clause 20 as to the manner of the exercise by the Board of any of its discretions under these Rules or the Plan; and

(ii)                              amend any of those directions,

and where the Board has given such a direction, the person or persons (as the case may be) must exercise the relevant discretion in accordance with that direction.

(c)                                The Board shall have power to:

(i)                                 determine appropriate procedures for administration of the Plan consistent with the provisions of these Rules; and

(ii)                              resolve conclusively all questions of fact or interpretation and all calculations arising in connection with the Plan.

(d)                              The Board may at any time appoint or engage specialist service providers for the operation and administration of the Plan.

(e)                               The Board shall ensure a complete register of Participants is maintained to facilitate efficient management and administration, and to comply with regulatory reporting requirements.

21.                               Amendment of the Plan

21.1                        By the Board

Subject to clause 21.2, the Board may at any time and from time to time by resolution:

(a)                                amend all or any of these Rules or all or any of the rights or obligations of the Participants or any of them; and

(b)                               formulate (and subsequently amend) special terms and conditions, in addition to those set out in these Rules, to apply to Eligible Employees employed in, resident in, or who are citizens of, countries other than Australia.  Each of such sets of special terms and conditions shall be restricted in its application to those Eligible Employees employed in, resident in, or who are citizens of the foreign country or countries specified by the Board, and may be revoked, added to or varied in accordance with paragraph (a) of this clause 21.1.

21.2                        Listing Rules

The exercise of any powers under these Rules by the Board is subject to any restrictions or procedural requirements relating to the amendment of the rules of an employee incentive scheme or of issued options imposed by any Law or by the Listing Rules and applicable to the Plan or the Securities, as the case may be, unless those restrictions, conditions or requirements are relaxed or waived by the ASX or any of its delegates either generally or in a particular case or class of cases and either expressly or by implication.

22.                               Law, Listing Rules and the Constitution

The Rules and all offers and issues of Securities and Shares under the Plan are subject to any Law, the Listing Rules and the Bank’s Constitution, each as in force from time to time.

23.                               Rights of Participants

Nothing in these Rules:

(a)                                confers on any Eligible Employee or Participant the right to continue as an Employee of any Group Company;

(b)                               confers on any Employee the right to become or remain an Eligible Employee or to participate under the Plan;

(c)                                affects any rights which a Group Company may have to terminate the employment of an Eligible Employee or Participant;

(d)                               may be used to increase damages in any action brought against any Group Company in respect of any such termination and a Participant shall waive any and all rights to compensation or damages in consequence of any such termination insofar as those rights arise or may arise from that Participant ceasing to have rights under or entitled to exercise any Security under the Plan as a result of such termination; and

(e)                               confers any responsibility or liability on any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Employees or Participants.

24.                               General

24.1                        Advice

Eligible Employees should obtain their own independent advice on the financial, taxation and other consequences to them of or relating to participation in the Plan including in relation to exercising Securities and disposing of any or all Shares acquired as a result of exercising Securities.

24.2                        Costs and Expenses

With the exception of Taxes (excluding any Taxes payable on brokerage) which are payable by a Participant, a Participant will not be liable for any costs associated with the implementation and administration of the Plan unless the Board in its discretion determines otherwise.  If the Board so determines, the Board must inform the Participant prior to allocating any such expense to a Participant.

Subject to the preceding paragraph, the Bank will pay all expenses, costs and charges in relation to the establishment, implementation and administration of the Plan, including all costs incurred in or associated with the allotment and issue or purchase of Shares (except for Taxes which are payable by Participants) for the purposes of the Plan.

24.3                        Dispute

Any disputes or differences of any nature arising under the Plan shall be referred to the Board and its decision shall be final and binding in all respects.

24.4                        Notices

Any notice, instruction or direction given under or pursuant to these Rules:

(a)                                is validly given if it is handed to the addressee, faxed to the addressee at the fax number last notified by that person or posted ordinary prepaid post (first class air-mail if to an overseas address) to the last known address of the addressee;

(b)                               must be signed by the sending or a person duly authorised by the sender;

(c)                                except as provided in paragraph (d), will be taken to have been given:

(i)                                  in the case of personal delivery, when personally received;

(ii)                               in the case of post to a domestic address, three Business Days after posting;

(iii)                            in the case of post to an overseas address, seven Business Days after posting; or

(iv)                           in the case of a fax, on production of a transmission report by the machine from which the fax was sent that indicates that the fax was transmitted in its entirety to the fax number of the addressee, unless it is personally received or faxed after 5.00 pm on the day, in which case it shall be deemed to be received or faxed on the next succeeding Business Day;

(d)                              in the case of a notice of election under clause 9.4, an Application Form or a Notice of Exercise, that election, application or notice will not be taken to have been received by or on behalf of the Bank until it is actually received by the Bank at the address nominated from time to time by the Board.

24.5                        Error Correction

(a)                               In the event that any error or mistake has been made in relation to the number of Securities the subject of:

(i)                                  an Invitation under clause 4.2;

(ii)                               an inscription in the Register pursuant to clause 6.1; or

(iii)                            any notification made under clause 9.3(c),

that Invitation, inscription or notification, as the case may be, shall be null and void and of no effect to the extent of any such error or mistake and the Board may in its absolute discretion, correct such error or mistake, without the need to obtain consent from the relevant Eligible Employee or relevant Participant, by notice to the Eligible Employee or that Participant and, where appropriate, may issue an amended Invitation or notification or correct the Register.

(b)                              The Board will notify the relevant Participant within a reasonable period after discovering and correcting the error or mistake.

24.6                        Governing Law

This Plan and the rights of Participants under its Rules are governed by the laws in force in New South Wales.